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                                                            EXHIBIT 21.1

                  SUBSIDIARIES OF OMNI ENERGY SERVICES CORP.



                                                                State of
                                                              Incorporation
                                                                   or
Subsidiary                                                    Organization
----------                                                    -------------

OMNI Energy Services - Alaska, Inc.                              Alaska

OMNI International Energy Services, Ltd                          Cayman Islands

OMNI International Energy Services-South America, Ltd            Cayman Islands

OMNI Energy Services Canada Corp.                                Alberta